UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2014

REDtone Asia, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-129388	71-098116
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

Unit 15A, Plaza Sanhe, No. 121 Yanping Road, JingAn District 200042 Shanghai, PRC
(Address of Principal Executive Offices, Including Zip Code)

(86) 61032230
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 18, 2014, the Company has completed its full obligation on the agreement entered into on July 25, 2014 to dispose of its entire equity interest in Shanghai Hongsheng Net Telecommunications Company Limited (“Hongsheng”), a VIE subsidiary, to Guotai Investment Holdings Limited at RMB18 million for the entities and RMB10 million for the subsidiary’s electronic point-of-sale equipment and system, for a total cash consideration of RMB28 million. Pursuant to the terms of the Agreement, Hongsheng transferred all its operations, assets and liabilities other than investment in Shanghai Qianyue Business Administration Company, Limited to Shanghai Huitong Telecommunications Company, Limited.

On September 11, 2014, REDtone Telecommunications China Limited (“REDtone China”), via its wholly- owned subsidiary, Shanghai Huitong Telecommunications Co., Ltd. (“Shanghai Huitong”), a wholly-owned indirect subsidiary of REDtone Asia, Inc., (“RTAS”) subscribed for the equity interest in the following new subsidiaries incorporated in The People's Republic of China:

(i)	subscription of 49.8% equity interest in Shanghai YuZhong Financial Information Service Co., Ltd. (“Shanghai YuZhong”) for shares subscription of RMB398,400 on 11 September 2014; and

(ii)	subscription of 20% equity interest in Shanghai YuGuang Automobile Inspection Technology Co., Ltd (“Shanghai YuGuang”) for shares subscription of RMB200,000 on 11 September 2014.

Shanghai YuZhong is a private limited company incorporated under the laws of the PRC on 16 July 2014, with a registered capital of RMB800,000. The principal activity of Shanghai YuZhong is provision of financial information, engaged in technology development in the field of information technology, technical services, technical consulting, technology transfer, investment management and investment advisory, (except brokers).

Shanghai YuGuang is a private limited company incorporated under the laws of the PRC on 17 July 2014, with a registered capital of RMB1,000,000. The principal activity of Shanghai YuGuang is provision of technology research and transfer, technical consulting and services,  computer hardware and software development and sales of automotive testing equipment,  (except computer information system security specific products) in the field of automotive.

The Investment is expected to contribute positively to the earnings and net assets of the RTAS Group for the current financial year ending 31 May 2015. Moving forward, the potential profit contribution from the investment is expected to enhance the future earnings of the Group.

The Investment will allow the RTAS Group to enter into a one-stop motor vehicle inspection business in Taizhou City, Jiangsu Province, PRC, and comes from the PRC government’s initiatives.

REDtone China with her management experience and know-how, marketing knowledge and ICT capabilities, will be able to contribute positively to the venture.

This venture will contribute to RTAS Group’s long term revenue and profits, and enhance RTAS’s growth potential via China’s subsidiaries. In addition, the long term stable income stream derived from the venture will provide diversification of RTAS Group’s business in PRC.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REDTONE ASIA, INC.

By:

/s/ Chuan Beng Wei
Name:	Chuan Beng Wei
Title:	Chief Executive Officer
Date:	September 18, 2014